AMENDMENT NO. 1 TO CREDIT AGREEMENT
      BETWEEN THE INTERPUBLIC GROUP OF COMPANIES, INC.
                   AND TRUST COMPANY BANK


    AMENDMENT No. 1 (this "Amendment"), dated as of August 3,
1995 between The Interpublic Group of Companies, Inc. (the
"Borrower") and Trust Company Bank (the "Bank").


                      W I T N E S S E T H:

    WHEREAS, pursuant to the terms of the certain Credit
Agreement (the "Agreement") dated as of March 14, 1995 between the Borrower and the Bank, the Bank extended a $15,000,000 loan
(the "Loan") to the Borrower;

    WHEREAS, the Borrower has requested that the Credit
Agreement be amended so that the minimum net worth covenant, definition of Cash Flow and negative covenant regarding liens are modified as set forth herein,

    WHEREAS, the Bank is willing to consent to such amendments, subject to the terms and conditions hereof.

    NOW, THEREFORE, for value received, the parties hereto agree as follows:

    1. The definition of "Cash Flow" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

         "Cash Flow" means the sum of net income (plus any amount by which net income has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid), depreciation expenses, amortization costs and changes in deferred taxes, PROVIDED that such sum shall not be adjusted for any increase or decrease in deferred taxes resulting from Quest & Associates, Inc., a Subsidiary of the Borrower, investing in a portfolio of computer equipment leases
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         it being further understood that such increase or
         decrease in deferred taxes relating to such investment shall not exceed $25,000,000).

    2.   The "Minimum Consolidated Net Worth" requirement in
         Section 6.8 of the Agreement is hereby amended to read in its entirety as follows:

         Consolidated Net Worth will at no time be less than $550,000,000 plus 25% of the consolidated net income of the Borrower at the end of each fiscal quarter for each fiscal year commencing after the fiscal year ending December 31, 1994.

    3. The "Negative Pledge" in Section 6.9 of the Agreement is hereby amended to add a new subsection (j) as follows:

         Any Lien(s) on any asset of Quest & Associates, Inc., a
         Subsidiary of Borrower, created in connection with the August 1995 investment by Quest & Associates, Inc. in a portfolio of computer equipment leases.

         Additionally, the word "and" shall be deleted from the end of subsection (h) and the word "; and" shall be added at the end of subsection (i).

    4. Except as specifically amended above, the Agreement shall remain in full force and effect.

    5. This Amendment shall be governed by, and construed in accordance with the law of the State of New York.

    6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto and is intended to be and hereby delivered on the date first above written.
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                                  THE INTERPUBLIC GROUP OF
                                  COMPANIES, INC.


                                  By: ALAN M. FORSTER
                                      ALAN M. FORSTER
                                      Vice President & Treasurer

                                  TRUST COMPANY BANK


                                  By: ALLISON L. VELLA
                                      ALLISON L. VELLA
                                      Vice President
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